Exhibit 10.1
Contract No.: 4403402912009110028
China Development Bank Co., Ltd.
RMB Capital
Loan Contract

Loan Type: short-term loans for construction project
Project Name: Operating Fund Loan Project of Shenzhen Diguang Electronics Co., Ltd.
Borrower: Shenzhen Diguang Electronics Co., Ltd.
Lender: China Development Bank Co., Ltd.

Borrower: Shenzhen Diguang Electronics Co., Ltd.
Address: 23/F, Galaxy Century Building A, No.3069 Caitian Road, Futian District, Shenzhen, China
Legal Representative: Song Yi
Postal Code: 518000
Att: Ge Mingbai
Tel: 0755-26505997
Fax: 0755-26634369

Lender: China Development Bank Co., Ltd.
Add: No.29 Fu Cheng Men Wai Dajie, Xicheng District, Beijing, China
Legal Representative: Chen Yuan
Postal Code: 100037
Operation Branch: China Development Bank Co., Ltd., Shenzhen Branch
Branch Address: 12-15/F,Citic Building,No.1093 Shennanzhonglu,Shenzhen,China
Branch Manager: Yu Xiaoping
Postal Code: 518031
Attn: Deng Yonghong
Tel: 0755-25987775
Fax: 0755-25982820

The Borrower agrees to borrow RMB loans from the Lender, and the Lender agrees to offer loans to the Borrower. In accordance with the relevant national laws and regulations, the Lender and the Borrower, following equality, voluntary participation, fairness and the principle of good faith, entered into this contract through consultation.

Article 1 Definition

Unless expressly provided in this contract, the following terms in this contract are defined as follows:

(1) “Loan Amount” refers to the amount that the Lender agrees to lend to the Borrower.

(2) “Withdrawal” means the Borrower withdraws the loans under this contract, once or in several installments, and the performance of the Lender to transfer the loan fund into the Borrower's Deposit Account under this contract.

(3) “Withdrawal Date” means the date when the Lender transfers the loan to the Borrower’s Deposit Account under this contract.

(4) “Principal Payment Date” means the date when the Borrower repays the principal of the loans.

(5) “Extension” means the performance of the Lender and Borrower to extend term of the loan provided in this contract after mutual consultation.

(6) “Loan Account” means the account that is opened for the Borrower through the Lender’s Operating Branch, which is used to record the distribution and return of principal and interest accounts, etc.

(7) “Deposit Account” refers to the account that is opened for the Borrower by the Lender’s Operating Branch or the settlement operating branch, through which the Borrower should handle the loan-to-deposit and settlement business.

(8) “Funds Payment” means according to the Borrower’s request, the Lender pays the funds of the loans into the Deposit Account, which is opened by the Borrower in the Lender’s Operating Branch or settlement operation branch.

(9) “Lender’s Operating Branch” means the Lender’s branch organization that is in charge of the execution of this contract and the post-loan management and other related matters, etc. The above-mentioned performance under this contract made by the Lender through the Lender’s Operating Branch is regarded as the performance made by the Lender.

(10) “Grace Period” means the period which only interest is payable on the loan and there is no need to make the repayment of the principal by the Borrower under this contract.

(11) “Business Days” means the Lender’s business Days, beyond the national legal holidays and public holidays.

(12) “Overdue Loans “mean the loans that are not returned within the redemption date as stipulated in this contract, except for the prepayment.

(13) “Appropriation of Loan” refers to the loan that is not used according to the purpose of the loan as stipulated under this contract.

Article 2 Loan Amount

The Loan Amount under this contract is RMB 30 million (Capital: RMB thirty million only.)

Article 3 Purpose of the Loan

The loan under this contract shall be used for operating fund turnover.

The Borrower shall not appropriate the loans under this contract. The loans under this contract shall not be used in the fields banned by the state and shall not be used for security trading, future bargain and real estate business and other scopes prohibited by the Lender.

The Borrower is required to pay the penalty of interest under this contract if the loans are appropriated.

Article 4 Loan Period

The loan period starts from the Withdrawal Date, to the day before the anniversary date of the above mentioned date, for one year in total.

Article 5 Interest Rate of the Loans

(1) The fixed interest rate applied to the loan under this contract is the Yearly RMB benchmark interest rates available on the effective date of this contract from the People’s Bank of China. The interest rate of the loans will not be adjusted within the loan term under this contract.

(2)The overdue interest and appropriated loans under this contract will be charged, at the penalty interest rate, from the first date of the Overdue Loan or Appropriation of Loan, until the Overdue Loan is returned or the appropriation is corrected. The calculation of the standard interest penalty is as follows:

(i) The penalty interest rate of the Overdue Loan under this contract = the loans interest rate implemented under this contract X 150%

(ii). The penalty interest rate of the Appropriation of Loan under this contract = the loans interest rate implemented under this contract X 200%

(iii). If the loans are overdue and appropriated, the higher penalty interest will apply.

Article 6 Calculation of Interest and Its Expiry

The interest rate for the loan under this contract will be calculated starting from the date when the Lender transfers the fund to the Borrower’s Deposit Account opened by the Borrower in the Lender’s Operating Branch.

The expiry date of interest under this contract is March 20, June 20, September 20, and December 20 every year. The interest payment date under this contract is the first date after the interest expiry date. If the interest payment date is the official holiday or public holiday; the interest payment date shall be postponed to the Lender’s first Business Day after the official holiday or public holiday. The last interest payment date is the repayment date of the last installment under this contract. The interest shall be repaid along with the principals.

The Borrower shall transfer the interest payable to its Deposit Account opened in the Lender’s Operating Branch, 10 days before the interest payment date. The interest in the above mentioned account shall be collected directly by the Lender in the Lender’s Operating Branch. The Borrower shall bear all the related expenditure incurred, in the event that it cannot transfer the interest to its Deposit Account opened in the Lender’s Operating Branch.

If the Borrower cannot repay the interest of periodical payment, the compound interest shall be charged by the Lender. As regards the interest charged on the Overdue Loan and Appropriation of Loans, if it cannot be repaid on time, compound interest will be charged at a relevant penalty interest rate.

Article 7 Terms of Withdrawal

The Lender is entitled to refuse the Borrower’s Withdrawal application, in the event that the Borrower fails to meet all the following conditions.

(1)	The loans contract remains in force, and the Borrower does not breach the conduct stipulated in this contract.

(2)
The mortgage contract of No.5000298519 industrial land under the Borrower’s name, No.Zongdi A608-0133, which is located at Dongchang Road, Gongming Street, Baoan District, Shenzhen, has been signed and effective. The mortgage registration procedure has been completed.

(3)
The mortgage contract of the 16 suits of real estate under the Borrower’s name, which is located at 23/F, Galaxy Century Building A, No.3069, Caitian Road, has been signed and effective. The mortgage registration procedure has been completed.

(4)	The individual joint liabilities contract of guarantee signed by Mr. Song Yi and Mr. Song Hong.

(5)	The Borrower opens an account in the Lender’s Operating Branch according to the requirements of this contract.

(6)	The Borrower’s asset credibility will not be adverse to the Lender.

Article 8 Fund Withdrawal Plans and Procedures

The Borrower is required to withdraw the loan funds of this contract according to the following plans:

Withdraw the loan amount of RMB 30 million in June 2009.

The Borrower is required to submit the Withdraw Notification (see the format in Annex 1) to the Lender’s Operating Branch 5 days before the agreed Withdrawal Date, as well as the format and content complied with the Loan Certificate as required by the Lender.

If the Borrower cannot withdraw the loan in accordance with the agreed date and amount due to a special circumstance, the Borrower is required to submit a written application to the Lender 5 days before the Withdrawal Date, and sign an agreement for the change of Withdrawal plan with the Lender’s approval upon inspection.

If the Borrower cannot withdraw the loan according to the agreed date and amount of the Withdrawal plan agreement or the change agreement of Withdrawal plan, the Lender is entitled to cancel portion of the loan, or to transfer the fund to the Borrower’s Deposit Account in the Lender’s Operating Branch according to the agreed date and amount, while the interest will be charged as agreed under this contract.

Article 9 Repayment Plans and Procedures

The Borrower is required to repay the principal loan to the Lender in accordance with the following plans:

The total loan principals of RMB 30 million are repaid in full on the due date of the loan.

The Borrower is required to transfer the total payable principal to its Deposit Account opened in the Lender’s Operating Branch 5 days before the Principal Payment Date agreed under this contract. The Lender collects the amount directly in the above mentioned account.

In case that the Principal Payment Date under this contract is on a statutory holiday or public holiday, the Borrower may repay the loan on the last Business day before the statutory holiday or public holiday, the Lender shall not collect the interest accrued in the actual Principal Payment Date to the Principal Payment Date agreed under this contract; the Borrower may also pay the loan first Business Day after the statutory holiday or public holiday, the interests accrued in the agreed Principal Payment Date to actual Principal Payment Date will be additionally charged by the Lender, at the interest rate under this contract. Provided the loans are not repaid in full on the first Business Day after the statutory holiday and public holiday, it will be deemed to be an Overdue Loan, while the penalty interest will be charged at the interest rate of the Overdue Loan from the Principal Payment Date agreed under this contact.

In the event that the Borrower cannot repay the principal of the loans as the agreed repayment plan under special circumstances, within the loans time limit under the contract, the Borrower may apply for the adjustment to the repayment plan to the Lender. The Borrower is required to submit the written application to the Lender 90 days before the agreed Principal Payment Date, and upon the review and approval to be made by the Lender, a modified agreement on the repayment plan shall be signed.

In the event that the Borrower cannot repay the principal of the loans as the agreed loan time limit of the contract under special circumstance, the payment Extension may be applied to the Lender by the Borrower. The Borrower is required to submit the written application to the Lender 90 days before the Principal Payment Date of the last loan installment agreed in this contract, the Extension agreement shall be signed upon the review and approval to be made by the Lender.

In case that the Borrower cannot repay the principal of the due loans according to the agreement under this contract, the penalty interest will be charged at the penalty interest rate for the Overdue Loan as agreed in this contract.

Article 10 Sequence of Repayment

In the event that the funds repaid to the Lender is less than the total amount of the debt due under this contract, the payment shall be arranged in accordance with the following orders:

(1)	Payments for the payable expenses, compensations, damages and penalties in accordance with the law or the stipulations of this contract;

(2)	Payments for the payable penalty interest and compound interest;

(3)	Payments for the payable interest;

(4)	Payment for the amount of payable principal.

In case that the repayment by the Borrower is not sufficient to pay off all the debt in the same order, the outstanding debt shall be paid off according to the sequence when the debt accrues.

Article 11 Repayment of Loans in Advance

(1)	The Borrower may repay a partial of or full of loans under this contract ahead of schedule, but the Lender must be notified 10 Business Days in advance with the consent of the Lender.

(2)	The Borrower shall not request to withdraw the loans which are repaid in advance.

(3)	The amount repaid in advance will be first used to pay the final maturing loans, the repayment will be made in a reverse order.

(4)	Regarding the advanced repaid loans under this contract, the interest rate of the loans will be still implemented in accordance with Article V of this contract.

(5)
On the occasion that the Borrower makes the pre-repayment of the principals of the loans, the interest of the mentioned early paid principals should be settled up to the repayment date (including this day).

Article 12 Account Management

The Borrower should open a Loan Account and Deposit Account in the Lender’s Operating Branch before June 30 2009, for the Lender to release loans, to make the settlement and to reclaim the principal and interest of loans.

The Borrower shall settle 100% of the Loan Amount under this contract through the Lender’s Operating Branch.

Article 13 The Borrower's Statement and Guarantee.

(1)	The Borrower is a legal entity established in accordance with the law, possesses its assets and operates its business in accordance with the law, with a valid business license.

(2)
The Borrower’s internal authorization procedures are completed, which are required for the signing of this contract. This contract is signed by the validly authorized representative, and is legally binding to the Borrower upon the effectiveness of this contract.

(3)
The Borrower shall engage an accounting firm for auditing, which is recognized by the Lender, within the loans period. The financial report provided to the Lender shall be prepared by the prevailing and valid laws, regulations and applicable accounting standards (accounting system), which shall factually and accurately reflect the Borrower’s financial situation in the reporting year.

(4)	The Borrower does not conceal any matter that may affect the Lender’s judgment for the Borrower’s financial situation and solvency ability which may have occurred or is under occurring.

(5)
The Borrower confirms that the approval and sanction of the related examination departments has been given to the loans project under this contract and all the documents for examination and approval are real and legitimate; the technical solution of this loans program and the content and scale of construction are reasonable and feasible; the Borrower does not arbitrarily reduce, enlarge and go beyond the scale and standard of the construction.

(6)	All the information provided to the Lender is real, accurate, and complete, and its copies are coincided with the original versions.

(7)	The above statements and guarantee remain in force within the valid period of this contract.

Article 14 Funds Payment

According to the monthly fund requirement, the Borrower shall notify the Lender’s Operating Branch on the demand for the next month’s Funds Payment in writing, 5 working days before the end of the month.

In the event that the Borrower requires to withdraw and use the loans, the “The “Payment Notice” (see format in Appendix 2) and the “Evidence of Funds Payment” shall be submitted to the Lender’s Operating Branch 5 Business Days in advance. After being examined and approved by the Lender’s Operating Branch, the Borrower is required to submit the proof of payment sealed by the reservation of legal seal to the Lender’s Operating Branch, before 10:00 a.m. on the Funds Payment date, and the formality of the Funds Payment will be transacted by the Lender’s Operating Branch on the same day. The Lender may suspend and refuse the payment, in case that the proofs of payment are regarded as discrepancy with the requirements upon examination.

The proofs of the Funds Payment to be submitted by the Borrower included but not limited to the engineering or business contract, invoices, proof of payment and the other documents to be provided to and required by the Lender.

Article 15 Inspection for Status of Fund Use

After making the Funds Payment, the Lender is entitled to inspect the usage of the loans under this contract, either by means of the way on-the-spot or off-site. As the Lender’s request, the Borrower shall submit the performance reports of the usage of the loan funds and the relative usage proof of the funds, to the Lender’s Operating Branch. The Lender may inspect the usage situation at the site, and the Borrower shall cooperate actively and provide the relevant materials as per the Lender’s request. The contents inspected by the Lender include:

(1)
To see if the usages of the loans are changed; if the loans are flowed into the security trading, future trading, and real estate business, venture investment and other areas, which are clearly prohibited by the state;

(2)	The Borrower's business performance;

(3)	The Borrower’s liability status, including whether there is any violation of the agreement under this contract such as transferring the assets, providing security and debt financing etc;

(4)	The other situation that the Lender thinks it is needed to check.

In the event that the Lender finds the loan is interfered by the Borrower’s misusage of the loans, the Lender may request the Borrower to correct in the fixed time limit.

Article 16 Information Disclosure

(1)
The Borrower shall submit a complete set of financial reports of last year to the Lender by March 31 every year, including the balance sheet, profit and loss statement, cash flow statement and audit report, which is audited by the accounting firm recognized by the Lender, and also submit a complete set of financial reports of last quarter within 10 days at the beginning of each quarter and submit a complete set of financial reports of the first half year by September 10 every year.

(2)
If the registered capital, business scope, operating period, company type of the company are modified or the equity transfer is made, the Borrower shall notify the Lender in writing 30 days in advance, and report the relevant information to the Lender for record.

(3)
In the event that the company name and address is changed, or the Chapters of the Company are amended, or the legal representative or the financial officers are significantly changed or the financial respects have material changes, the Borrower shall inform the Lender in writing within 3 days after it happens, and report the relevant information to the Lender for record.

(4)	The Borrower shall disclose the relationship of the related parties, the transactions of the related parties and the outside guarantee timely, accurately and completely.

(5)
In the event that the Borrower’s liability/asset ratio is increased by 5% or above in other ways at the recent end of the month, the Borrower is required to inform the Lender about the situation timely.

(6)	If the Borrower intends to increase the value of the long-term lease assets, which accounts for over 10% of its total assets in the most recent month, the Borrow shall inform the Lender timely.

On the occasion that the short-term debt guarantee accounts for 10% of the Borrower’s net assets in the most recent month, the Borrower shall inform the Lender timely.

Article 17 Loan Project Supervision

The Lender may visit the Borrower and the loans Project periodically, and the Borrower shall cooperate with the Lender to keep abreast of the status of the loan project in the following ways:

(1)	Listening to the Borrower’s presentation for the status of the loan project.

(2)	Review the financial information of the Borrower or the loans project such as the financial reports, accounting documents, as well as the other relevant information.

(3)	Entering the site of the construction project for identifying, investigating and verifying the status of the loans project including its tender, project quality and the image progress of the project.

(4)	Verifying the Borrower’s financial and capital position, and ask the employees for information and comments.

Article 18 Borrower’s Rights and Obligations

(1)	The Borrower is entitled to use the loans according to the agreements under this contract.

(2)	The Borrower is entitled to repay the loans in advances according to the agreement under this contract.

(3)	The Borrower shall withdraw the loans according to the Withdrawal plan agreed in this contract.

(4)	The Borrower shall use the loans funds for the usage agreed under this contract.

(5)	The Borrower shall repay the principals and interests in accordance with the stipulations under this contract.

(6)
In the event that the Borrower transfers its operating assets that are involved with over 10% of the total assets in the financial statement in the most recent year, the Borrower is required to get the Lender’s written approval beforehand.

(7)
In the event that the Borrower’s Assets Liabilities Ratio exceeds 70% resulted from the new liabilities after the signing of this contract, the Borrower is required to get the Lender’s written approval beforehand.

(8)
In the event that any change happens in the structure and ownership resulted from the Borrower’s merger and separation, the Borrower shall notify the Lender about the relevant changes 30 Business Days in advance and get the Lender’s written approval. The above mentioned solutions of changes shall not prejudice the Lender’s legitimate rights and interests under this contract.

(9)
In the event that the guarantor’s ability of guarantee and the value of the mortgage are reduced, that may affect the security of the loans, the Lender shall complement the guarantee with the time limited by the Lender. An effective guarantee contract shall be signed by the guarantor and Lender in accordance with the law.

(10)
In the event that the Borrower provides the guarantee to a third party with an accumulate amount over RMB 30 million or 10% of the net assets in its most recent year or month, the Borrower is required to get the Lender’s written approval before submitting to a vote of its policy-making institute.

(11)
On the occasion of an off-balance-sheet financing, the Borrower shall get the Lender’s written approval beforehand if the relevant terms involve the Borrower’s on-balance-sheet assets or relevant rights and interest.

(12)	The Borrower shall take the priority of using its operating revenue to repay the principals and interests under this contract.

(13)	The Borrower shall get the Lender’s written approval beforehand in the event of reorganization.

(14)
On the event that there are some material related transactions from the Borrower with the other affiliated enterprises, including long-term occupation of capitals, transactions in non-fair price and transfer of assets and profits etc, which affect the safety of the Lender’s loans, the Borrower shall get the Lender’s written approval beforehand.

(15)	The Borrower shall submit the various reports and statements as per the stipulations of this contract and the Lender’s requests.

(16)	The Borrower is not allowed to sign any agreements or documents, which may harm the interests of the Lender, or engage in any matter that may harm the interest of the Lender.

(17)	The Borrower shall cooperate with the Lender in the credit evaluation work for the Borrower, and provide the relevant information as per the Lender’s request.

(18)	The Borrower shall accept the Lender’s inspection for the using status of funds according to the stipulations under this contract.

(19)	The Borrower shall pay the Lender for all the expenses incurred from the exercise of the creditor’s right, including but not limited to the lawyer costs.

Article 19 Lender’s Rights and Obligations

(1)	The Lender is entitled to recover the principals and interests of the loans according to the stipulations under this contract.

(2)
The Lender is entitled to annually review the Borrower’s credit and the quality of the loans project within the issuance period of this contract, in order to decide whether to continue to issue the loans to the Borrower. The loans will be issued if it is eligible and the loan will be revoked for these that are not qualified.

(3)	The Lender is entitled to decide whether to announce the result of the credit rating for the Borrower.

(4)	The Lender is entitled to collect the credit information of the enterprise and make dynamic evaluation and monitoring.

(5)	In case that the guarantee ability of the guarantor under this contract is reduced and that may affect the safety of the loans, the Lender is entitled to recover the total loans in advance.

(6)	The Lender is entitled to request the Lender to provide a variety of reports, statements and information briefings in accordance with this contract.

(7)
The Lender is entitled to supervise the Borrower and the loans project, as well as the Borrower’s account opened in the Lender’s Operating Branch. It shall be defined as the Lender’s right for no exercising, or partially exercising or retaining the exercise of the right of supervision, which shall not be defined as the Lender’s obligation and shall not compose any of the Lender’s obligations for the Borrower under this contract, and the Borrower is not entitled to investigate and affix any responsibility of the Lender.

(8)	The Lender is entitled to appoint an agent to provide settlement service for the Borrower.

(9)	The Borrower shall implement the provisions of the interest rate and interests of the People’s Bank of China.

(10)	In the event that the interest rate of the loans is adjusted by the Lender according to the stipulations in this contract, the Lender shall notify the Borrower timely.

Article 20 Guarantee

This contract is guaranteed in the following form:

(1)	Song Yi and Song Hong (guarantors) will provide the guarantee of their personal joint liability.

(2)
The mortgagor (Shenzhen Diguang Electronics Co., Ltd.) provides the pledge guarantee with the use right of the industrial land (Land No.: A608-0133 / Real Estate No.: Shenfangdi No.: 5000298519), which is legally owned and eligible for pledge with the location at Dongchang Road, Gongming Street, Baoan District.

(3)
The mortgagor (Shenzhen Diguang Electronics Co., Ltd.) provides the pledge guarantee with the 16 suites of real estate, which is legally owned and eligible for pledge with the location at 23F, A Bldg, Galaxy Century Building, No.: 3069 Caitian Road, Futian District, Shenzhen, the Real Estate Nos. are as follows:

Shen Fang Di No.3000469325; Shen Fang Di No.3000469324; Shen Fang Di No.3000469318; Shen Fang Di No.3000469319; Shen Fang Di No.3000469321; Shen Fang Di No.3000469322; Shen Fang Di No.3000469311; Shen Fang Di No.3000469312; Shen Fang Di No.3000469313; Shen Fang Di No.3000469314; Shen Fang Di No.3000469315; Shen Fang Di No.3000469305; Shen Fang Di No.3000469307; Shen Fang Di No.3000469308; Shen Fang Di No.3000469309; Shen Fang Di No.3000469304

The guarantee and the mortgagor should duly and legally sign the effective pledge contract with the Lender.

Article 21 Borrowers breach Incident and Breach Responsibility

(1) The following incidents are regarded as the Borrower’s breach incidents:

(i) The Borrower violates Article III of this contract, appropriation of loans;

(ii) The Borrower, in breach of Article VI of and Article IX of the contract, cannot repay full amount of interest and principal on time;

(iiI) The Borrower does not deposit the relevant fund into the fixed account as stipulated in Article XII of the contract or does not use the fund in the account as stipulated in this contract and furthermore, does not accept the account supervision from the Lender’s Operating Branch.

(iv)The Borrower, in breach of Article XIII of the contract, makes any statement or guarantee, which is false or misleading;

(v) The Borrower, in breach of Article XIV of the contract, does not repay the funds as stipulated;

(vi) The Borrower, in breach of Article XV of and Article XVII of this contract, does not accept the inspection and investigation on the fund use and project status of the Borrower to be made from the Lender’s Operating Branch.

(vii) The Borrower, in breach of Article XCI of this contract, releases the untrue or untimely information.

(viii) The Borrower, in breach of Article XVIII of this contract, does not fulfill the obligations.

(ix)The Borrower violates the guarantee stipulations in Article XX of this contract.

(x) The Borrower becomes insolvent and enters bankruptcy or liquidation proceedings.

(xi) The Borrower becomes involved in material litigation and arbitration of disputes

(xii) The Borrower is in breach of the stipulations under other financing contract and business contract.

(xiii)Borrower is in breach of the other stipulations of this contract.

(2) In the event that any of the above-mentioned breach of contract is conducted by the Borrower, the Lender has the right to require the Borrower to make the rectification in a given period of time. If the Borrower cannot meet the requirements as scheduled, the Lender has the right to take one or more of the following measures:

(i) Termination of the loan.

(ii) To declare that the amount of the loan is due in advance, and meanwhile to require the Borrower to repay the issued loan principal and interest in a limited time, and the Lender has the right to deduct the repayment fund from the account opened by the Borrower directly until the Borrower has liquidated all the liabilities under this contract (In the signing of this contract, the Borrower has authorized the Lender to exercise the right to directly deduct the above-mentioned repayment fund).

(iii) To require the Borrower to pay liquidated damages, which is paid at 0.5% of the Loan Amount at the time when the Borrower’s default happens. If the liquidated damages are not enough to compensate the economic losses caused to the Lender, the Lender has the right to claim compensation from the Borrower.

(iv) To unilaterally terminate the contract;

(v) To realize the eligible guarantee right and interest of the Lender under the pledge contract.

(vi)To take any other measure that is stipulated in this contract or is allowed with the national laws and regulations.

(3) Due to litigation resulted from the Borrower’s breach, the Borrower should undertake the lawyer fees to be paid by the Lender because of this litigation.

Article 23 Lender’s breach Incident and Breach Responsibility

(1) In the event that the Lender does not provide the loans to the Borrower as stipulated in the contract, or does not compute the interest as per the relevant interest rate from the People’s Bank of China or the stipulations in this contract, the Borrower has the right to require the Lender to make the rectification in the limited time. If the loss is caused to the Lender, the Lender has the right to claim the loss compensation from the Borrower.

(2) In the even that the Lender in breach is involved in the legal proceedings, the Lender should undertake the lawyer fees made by the Borrower due to this litigation.

Article 24 Modification and Termination of the Contract

(1) Unless otherwise stipulated in this contract, neither party cannot unilaterally change or terminate the contract once it is effective. Modification or alternation of the contract must be unanimously agreed with the writing agreement to be reached.

(2) In the event that there are some changes in the national laws, regulations or policies, which causes the clauses of this contract in whole or in part not to be in compliance with the requirements of the national laws, regulations or policies, the Borrower and the Lender should make the timely consultation and amend the relevant provisions as soon as possible.

(3) If the Borrower or the Lender is unable to perform the conditions stipulated in the contract due to Force Majeure, they should promptly notify the other party and take effective measure to prevent the loss of damages from being enlarged. The party who suffered from the loss in For Majeure should provide to the other party the details of the force majeure and the proof documents of the force majure occurrence issued from the relevant government departments within 10 days after the incident.  The Borrower and the Lender should make timely consultation for solutions.

Article 25  Integrity of Contract and Independence of Contract Clauses

The various writing supplements, amendments or modifications of this contract are composed of part of this contract.

The clauses of this contract are independent and any invalid, illegal or unenforceable clause of this contract will not affect the effectiveness of the other clauses of this contract.

Article 26: Confidentiality

Without the permission of the Borrower and the Lender, either of the parties is not allowed to disclose the contents of the contract to the third party unless it is otherwise regulated in the laws and statues or is otherwise mandated from the administrative organization or is otherwise stipulated by the two parties. The confidential obligations of the two parties in this contract cannot be dismissed due to the termination of the contract.

Article 27: Settlement of Disputes

If the disputes occur in the process of fulfilling this contract by the Lender and the Borrower, the disputes should be settled through consultation by the two parties. If no agreement can be reached, the disputes will be settled through litigation in the People's Court where the Lender’s Operating Branch is located.

Article 28: Others

(1) For the matters uncovered in the contract, the borrower and the Lender will make the settlement through consultation or make the implementation in accordance with the relevant national laws and regulations.

(2) There are seven original copies of this contract, each for the borrower and guarantor, four for the Lender. There are three copies of counterparts of this contract, one for the borrower and two for the Lender.

(3) The borrower has the right to supervise if the Lender’ staff comply with the “Staff Code of Conduct of Shenzhen Branch of China Development Bank”

Article 29: Contract Effectiveness

The contract will come into force upon the date of the signatures and seals made by both the Lender and Borrower.

Annex:

1.Notice of Withdrawal

2. Payment Notice

The Borrower (official or contractual Seal):

Legal Representative / Authorized Agent (signature):

Date. Month. Year

The Bank Name and Account of the Borrower

Lender (Contractual Seal):
Legal Representative / Authorized Agent (signature):
Date:
Signing Venue: China Development Bank Co., Ltd. Shenzhen Branch

Annex 1

Notice of Withdrawal

Shenzhen Branch, China Development Bank Co., Ltd.:

In accordance with the provisions of the “Loan Contract”, which was signed in June___, 2009 (the project number of 4403402912009110028 "Loan Contract"), the company has reached all the withdraw prerequisite with the withdraw conditions and qualifications available in any other aspect.

The Company hereby notifies your bank that according to the loan arrangement, the Company plans to withdraw the loan amount (RMB) _________  in ________, with the total amount in RMB___________ only (__________), which is mainly used for____________________________, and it is hereby to have this notification. .

The Company hereby confirmed that,

1.  It is reaffirmed with today’s facts and environment that the statements and guarantee made in the “Loan Contract” is still true, correct and complete.

2.  So far, neither any incident of default of the Borrower has happened, which is stipulated in the “Loan Contract”, nor any incident of the default of the Borrower stipulated in the “Loan Contract”, which has not been corrected or abandoned for chasing by the Lender’s Operating Branch, has happened.

3. The contents of this notice reflects the real intentions of the company, its issuance has been legally authorized by the company.

The terms set forth and defined in the “Loan Contract” have the same meanings in this notice.

Shenzhen Diguang Electronics Co., Ltd. (seal)
Signature of Authorized Representative:
Date    Month    Year

Annex 2

Notice of Payment

To Branch Shenzhen, China Development Bank Co., Ltd.:

In accordance with the provisions of the “Loan Contract”, which was signed in June___, 2009 (the project number of 4403402912009110028 "Loan Contract"), the company has reached all the withdraw prerequisite with the withdraw conditions and qualifications available in any other aspect.

The Company hereby notifies your bank that according to the loan arrangement, the Company plans to draw the loan amount (RMB) _______ in ____________________ only (__________), which is mainly used for____________________________, and it is hereby to have this notification together with the business contract or documentary evidence for the fund use. Please go through the Funds Payment formalities.

   Please make this payment to the settlement account (Company Name) at (Bank Name)_The account number is_______________.
The Company hereby confirmed that,

1.  It is reaffirmed with today’s facts and environment that the statements and guarantee made in the “Loan Contract” is still true, correct and complete.

2.  So far, neither any incident of default of the Borrower has happened, which is stipulated in the “Loan Contract”, nor any incident of the default of the Borrower stipulated in the “Loan Contract”, which has not been corrected or abandoned for chasing by the Lender’s Operating Branch, has happened.

3. The contents of this notice reflects the real intentions of the company, its issuance has been legally authorized by the company.

The terms set forth and defined in the “Loan Contract” have the same meanings in this notice.

Shenzhen Diguang Electronics Co., Ltd. (seal)
Signature of Authorized Representative:
Date    Month    Year